                                                                 EXHIBIT (H)(17)


                                    EXPEDITER
                                   MUTUAL FUND
                                SERVICE AGREEMENT

         This Agreement is entered into as of August 27, 1999 by and among SunGard Investment Products Inc. ("SunGard"), Thompson Plumb Funds (the "Company") and, to the extent required by Section 6(b) hereof, SunGard Institutional Brokerage Inc. ("SIBI").

         WHEREAS, SunGard owns and maintains a proprietary computer router system, the Expediter System, which provides for the automated transmission to certain mutual funds of purchase and redemption orders generated by accounting software systems connected electronically to the Expediter System; and

         WHEREAS, the Company is the [distributor/transfer agent] for certain registered investment companies (the "Funds"); and

         WHEREAS, SunGard and the Company wish to provide those investment advisers, employee benefit plans, banks, trust companies, broker-dealers, insurance companies and other financial services entities that utilize accounting software systems connected electronically to the Expediter System (the "Participating Customers") with the opportunity to electronically transmit their orders for the purchase or redemption of Fund shares to the Funds; and

         WHEREAS, SunGard and the Company desire that the Participating Customers' orders fro the purchase or redemption of Fund shares be transmitted through the Expediter System either directly to the funds or indirectly to the Funds via another router system; and

         WHEREAS, the Company wishes to appoint SunGard to provide the automated transmission services described above and to provide certain related administrative and recordkeeping services to the Participating Customers which purchase shares of the Funds, and SunGard wishes to accept such appointment.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Distribution. The Company agrees to make shares of the Funds available to each Participating Customer that utilizes an accounting software system connected electronically to the Expediter System in providing recordkeeping and/or other administrative services with respect to the following:

X    ERISA Assets                                            Reference Schedule A and Exhibit 1
X    Banks and Trust Companies - Fiduciary Assets            Reference Schedule B and Exhibit 2
X    Investment Advisory Assets                              Reference Schedule B and Exhibit 2
X    Trade Order Entry Terminal - All Assets                 Reference Schedule B and Exhibit 2
X    Bank Capital Markets - Fixed Income Assets              Reference Schedule B and Exhibit 2
X    Bank Capital Markets - Equity Assets                    Reference Schedule B and Exhibit 2
     State Governments and Municipalities - Fixed Income     Reference Schedule B and Exhibit 2
X    Assets
X    Insurance Companies - Investment Management Assets      Reference Schedule B and Exhibit 2
X    Broker-Dealers - All Assets                             Reference Schedule B and Exhibit 2

         2. Accounts. Each Participating Customer that purchases shares of the Funds for its own account or on an omnibus level on behalf of several clients may establish a single shareholder account ("Account") in each Fund in its own name as the record shareholder of such shares. In the alternative, each Participating Customer that purchases shares of the Funds on behalf of its clients may establish an Account in each Fund in the name of each client as the record shareholder of the shares purchased on such client's behalf.

         3. Recordkeeping and Administrative Services. SunGard shall provide recordkeeping and administrative services which may include: (i) providing necessary personnel and facilities to establish and maintain sub-accounts and records on behalf of the beneficial owners of the Accounts,
(ii) recording beneficial owners' sub-account balances and changes thereto, including debits and credits to such sub-accounts in the form of cash, dividends and shares of the Funds, (iii) providing statements to the beneficial owners of the Accounts, and (iv) transmitting through the Expediter System the Participating Customers' orders for the purchase and redemption of Fund shares to the Funds either directly or indirectly via another router system.

                  (a) SunGard may engage one or more third parties to act as its agent or agents for the purpose of providing the recordkeeping and administrative services described herein; provided, however, that the appointment of any such agent shall not relieve SunGard of its responsibilities or liabilities under this Agreement. Such agents shall include banks or other service providers that provide recordkeeping and administrative services. Unless otherwise indicated herein, all references hereafter to "SunGard" shall include such agents.

                  (b) Certain of the recordkeeping and administrative services described herein may be performed by one or more of SunGard's affiliates in accordance with an agreement between such affiliate(s) and a Participating Customer regarding the provision of automated recordkeeping and accounting services or systems; provided, however, that, except as otherwise provided herein, the provision of any such services by SunGard's affiliates shall not relieve SunGard of its responsibilities or liabilities under this Agreement, and, provided, further, that the provision of such services pursuant to any agreement between an affiliate and a Participant Customer shall be consistent with the provision of such services hereunder. Unless otherwise indicated herein, all references hereafter to "SunGard" shall include such affiliates.

                  (c) SunGard shall perform the recordkeeping and administrative services described herein in accordance with any applicable conditions set forth in each Fund's prospectus and shall bear all expenses of maintaining the facilities and personnel necessary to perform such services; provided, however, that the Company shall (i) ensure that each Fund maintains federal registration of the Funds' shares and complies with all other applicable federal and state securities laws, rules and regulations, including, without limitation, all state filing, notice and fee provisions, and (ii) provide to each shareholder of record, at the Company's expense, proxy statements, shareholder reports, prospectuses and all other such materials as are required by the Company, the Funds or applicable law to be distributed to either the record or the beneficial owners of shares of the Funds.

                  (d) The Company shall notify SunGard in writing at least ninety (90) days in advance of any termination of this Agreement with respect to any particular Fund. Furthermore, the Company shall notify SunGard as soon as practicable if the offer or sale of shares of a Fund in any state or other jurisdiction within the United States of America is suspended or restricted, or if the Company wishes to prevent SunGard from transmitting, or continuing to transmit, purchase orders on behalf of Participating Customers who reside in a particular state or other jurisdiction.

         4. Use of Expediter System. SunGard shall utilize the Expediter System to transmit to the Funds, either directly or indirectly via another router system, orders from the Participating Customers for the purchase and redemption of shares of the Funds per Account in each fund. In this regard, SunGard shall (i) provide and maintain the Expediter System and all related software in order to link the Participating Customers' accounting software with the Company; (ii) train representatives of the Company in the use of the Expediter System and any related software; (iii) make all upgrades of the software available to the Company; and (iv) monitor the use of the Expediter System and any related software to ensure accurate and timely transmission of data. Orders for the purchase or redemption of shares of the Funds shall be processed in accordance with the Operating Procedures attached hereto as follows:

                  Source of Orders                 Exhibit
                  ----------------                 -------
                  ERISA Assets                        1
                  Non-ERISA Assets                    2

         The Operating Procedures may be amended or modified from time to time by delivery of revised Exhibit(s) 1 and/or 2 to the Company. SunGard shall make a good faith effort to give the Company not less than thirty (30) days' prior written notice of any changes in the Operating Procedures.

         5. Records. Each party or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with the provision by SunGard of services pursuant to this Agreement and in making shares of the Funds available to the Participating Customers.

         6. Fees. In consideration of the services and facilities to be provided by SunGard pursuant to this Agreement, SunGard Investment Products Inc. shall be entitled to receive the fees identified on the Schedules attached hereto as follows:

                  Source of Orders                 Schedule
                  ----------------                 --------
                  ERISA Assets                        A
                  Non-ERISA Assets                    B

         All parties agree that the payments referred to herein are for recordkeeping and administrative services only and are not for legal, investment advisory or distribution services.

                  (a) The parties hereto agree and understand that, to the extent the fees payable to SunGard Investment Products Inc. hereunder are to be paid solely through a plan (a "12b-1 Plan") adopted by a Fund pursuant to Rule 12b-1 under the Investment Company

         Act of 1940, as amended (the "1940 Act"), such fees shall be paid only so long as that Fund's 12b-1 Plan and this Agreement are in effect. The rate of fees indicated on Schedules A and/or B may change at any time with respect to a particular Fund or Funds at the discretion of the Funds or the Funds' boards of directors or trustees, as is consistent with the terms of, and the law governing, 12b-1 Plans; provided, however, that the Company shall provide SunGard Investment Products Inc. with reasonable advance notice of any change in the rate of fees, and provided, further, that SunGard Investment Products Inc. may, at its option, terminate this Agreement with respect to a Fund or Funds as of the effective date of such change in the rate of fees.

                  (b) The parties hereto further understand and agree that, to the extent the fees payable to SunGard Investment Products Inc. hereunder are to be paid solely through a 12b-1 Plan that permits payments for shareholder servicing to be made only to registered broker-dealers, then all fees payable to SunGard Investment Products Inc. hereunder shall be paid instead to SIBI, a registered broker-dealer affiliate of SunGard Investment Products Inc. In such case, SIBI shall be made a party to this Agreement and shall assume primary responsibility and liability under this Agreement for all services rendered with respect to the particular Fund or Funds which have adopted such restrictive 12b-1 Plans, provided, however, that it is understood that SunGard shall continue to perform the services assigned to it under this Agreement and the Exhibits attached hereto.

         7. Representations and Warranties. Each party represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity.

                  (a) SunGard Investment Products Inc. further represents, warrants and covenants to the Company that:

                           (i) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

                           (ii) it is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                           (iii) it owns, or has the right to offer, the Expediter System as described in this Agreement;

                           (iv) the execution, delivery and performance by SunGard Investment Products Inc. of this Agreement will not violate any provision of current law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") and federal and state securities laws, or any order, rule or regulation of any court or governmental or regulatory body; and

                           (v)      it shall adhere at all times to the
                                    Operating Procedures set forth in Exhibits 1 and 2 attached hereto (as the same may be amended from time to time in accordance with Section 4 above) in performing its duties and obligations hereunder.

                  (b) If made a party to this Agreement for the reasons, and to the extent, set forth in Section 6(b) above, SIBI hereby further represents, warrants and covenants to the Company that:

                           (i) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

                           (ii) it is registered as a broker-dealer pursuant to Section 15 of the 1934 Act; and

                           (iii) the execution, delivery and performance by SIBI of this Agreement will not violate any provision of current law, including, without limitation, ERISA, the Code and federal and state securities laws, or any order, rule or regulation of any court or governmental or regulatory body.

                  (c) The Company further represents, warrants and covenants to SunGard and, if appropriate, SIBI that:

                           (i) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

                           (ii) each Fund is registered as an investment company under the 1940 Act, and its shares are registered under the Securities Act of 1933, as amended (the "Securities Act");

                           (iii) it shall comply on behalf of the Funds, or shall ensure that each Fund complies, with all state law requirements, including, without limitation, all filing, notice and fee provisions, applicable to the offer and sale of shares of the Funds;

                           (iv) the execution, delivery and performance by the Company of this Agreement will not violate any provision of current federal and state securities laws, or any order, rule or regulation of any court or governmental or regulatory body;

                           (v) the board of directors or trustees of each Fund has approved (or shall ratify within a reasonable period of time following the execution of this Agreement) and shall periodically review throughout the term of this Agreement the authorization hereunder of SunGard to receive purchase and redemption orders on the Funds' behalf for purposes of Rule 22c-1 under the 1940 Act.

                           (vi) each Fund shall include the following or equivalent disclosure in its prospectus(es):

                                    (a)      that the Fund has authorized
                                             SunGard to receive purchase and
                                             redemption orders on the Fund's
                                             behalf;

                                    (b)      that SunGard is authorized to
                                             designate its agents and affiliates
                                             as intermediaries to receive
                                             purchase and redemption orders on
                                             the Fund's behalf;

                                    (c)      that the Fund will be deemed to
                                             have received a purchase or
                                             redemption order when SunGard or
                                             its designated agent or affiliate
                                             receives the order; and

                                    (d)      that orders will be priced at the
                                             Fund's net asset value next
                                             computed after the orders are
                                             received by SunGard or its
                                             designated agent or affiliate; and

                           (vii)    it shall adhere at all times to the
                                    Operating Procedures set forth in the
                                    Exhibits 1 and 2 attached hereto (as the same may be amended from time to time in accordance with Section 4 above) in performing its duties and obligations hereunder.

         8. Representations Concerning the Company and the Funds. SunGard shall not make any representations about the Company or the Funds except to the extent such representations are contained in a Fund's current prospectus, statement of additional information or sales literature, or as is otherwise authorized by the Company in writing. The Company hereby authorizes SunGard to include the names of the Funds on a list of representative investment choices provided to potential and existing Participating Customers.

         9.       Protection of Proprietary Information.

                  (a) The term "Proprietary Information" shall mean any software, and all parts, copies and modifications thereof, and any other information, documentation, source codes or proprietary data relating to the Expediter System or any related software, in whatever form, received by the Company or the Funds from SunGard. "Proprietary Information" does not include information or data which is rightfully in the possession of the Company or the Funds prior to its receipt from SunGard without any obligation of confidentiality or which, without any fault of the Company or the Funds is or becomes available in the public domain.

                  (b) The Company agrees that any Proprietary Information provided to the Company or the Funds by Sun Gard is proprietary to SunGard and shall at all times remain the sole property of Sungard. Sungard shall retain all title, copyright, patent and other proprietary rights to all Proprietary Information and to all copies thereof.

                  (c) The Company acknowledges that the Proprietary Information is confidential and constitutes a valuable asset of SunGard. The Company shall hold the Proprietary Information strictly confidential. The Company shall limit the use of, and access to, all Proprietary Information to its employees whose use of or access to the Proprietary Information is necessary for the Company's business and the performance of the Company's duties and obligations under this Agreement. The Company shall, by all appropriate means, prevent unauthorized disclosure, publication, display or use of any Proprietary Information. The Company shall not remove any copyright, proprietary rights or confidentiality notice included in or affixed to any Proprietary Information and shall reproduce all such notices on any copies of Proprietary Information which the Company shall make. The Company shall use all reasonable efforts to ensure that the Funds comply with this Section 9(c) with respect to any Proprietary Information they may receive directly or indirectly from SunGard.

                  (d) Within five (5) business days after the termination of this Agreement for any reason, the Company shall return to SunGard all Proprietary Information and all copies thereof in the possession, custody or control of the Company or the Funds, and shall destroy or render unusable all other Proprietary Information and copies thereof which for any reason cannot be delivered to SunGard. In such event, an executive officer or other authorized representative of the Company shall certify in writing that all Proprietary Information has been delivered to SunGard or destroyed and that the use of the Proprietary Information has been discontinued by the Company and the Funds.

                  (e) SunGard shall treat any trade secret, technical, business or confidential information or material received by SunGard from the Company ("Confidential Information"), including, without limitation, financial information, proposed new products, business or marketing strategies, plans or techniques, new communication methods, sales or volume reports, shareholder or customer lists, dealer lists, or prospective investor lists pertaining to or owned by the Company or the Funds, in the same manner as the Proprietary Information is to be treated by the Company under this Agreement. "Confidential Information" does not include information or data which is rightfully in SunGard's possession prior to its receipt from the Company without any obligation of confidentiality or which, without any fault of Sungard, is or becomes available in the public domain.

         10. Absence of Agency Relationship. Except as otherwise specifically provided in the Exhibits hereto in connection with SunGard's status as agent of the Funds for the purpose of receiving, on the Funds' behalf, orders for the purchase or redemption of Fund shares in accordance with Rule 22c-1 under the 1940 Act, SunGard shall not hold itself out to the public or engage in any activity as an agent for the Company or the Funds, or as a distributor of the Funds.

         11.      Liability.

                  (a) No party to this Agreement shall be liable for any error of judgment or for any loss suffered by another party or any other person in connection with the matters to which this Agreement relates, except a loss resulting from (i) intentional misconduct, bad faith or negligence on the part of such party in performing its duties and obligations hereunder, or (ii) any material breach by such party of any provision of this Agreement, including, without limitation, any representation, warranty or covenant made in this Agreement; provided, however, that except with respect to breaches of Sections 6 or 9 hereof as to which no limit shall apply, the total liability of either the Company or SunGard, jointly and severally with SIBI (if SIBI is made a party to this Agreement for the reasons set forth in Section 6(b) above), with respect to claims for damages arising under this Agreement, whether at law or in equity, during any calendar year shall be limited to direct damages, and shall not, during any calendar year, exceed an amount equal to the greater of
         (i) $100,000, or (ii) the aggregate fees actually paid by the Company to SunGard Investment Products Inc. and/or SIBI, if appropriate, during the calendar year preceding such claims.

                  (b) Under no circumstances shall any party to this Agreement be liable to another party or any other person, regardless of the form of action, for lost revenues or profits, loss of business or goodwill, investment or market losses, or any indirect or consequential damages of any nature, whether or not foreseeable.

                  (c) No party to this Agreement shall be liable for, nor shall any party be considered in breach of this Agreement due to, any failure to perform its obligations hereunder as a result of a cause beyond its control, including an action by any military, civil or regulatory authority, a change in any law or regulation, a fire, blood, earthquake, storm or similar act of God, a disruption or outage of communications, power or other utility, a labor problem, the unavailability of supplies, an equipment malfunction, or any other cause, whether similar or dissimilar to any of the foregoing, which could not have been prevented by such party with reasonable care.

         12.      Indemnification.

                  (a) Except as provided in Section 12(b) below and subject to the limitations on liability set forth in Section 11 above, SunGard Investment Products Inc. agrees to indemnify and hold harmless the Company and the Funds and their respective directors or trustees, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses ("Losses") to which an indemnitee may become subject insofar as those Losses (or actions in respect thereof) arise out of or are based upon (i) SunGard's intentional misconduct, bad faith or negligence in performing its duties and obligations under this Agreement, or (ii) any material breach by SunGard of any material provision of this Agreement, including, without limitation, any representation, warranty or covenant made in this Agreement; and shall reimburse the indemnities for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action.

                  (b) If made a party to this Agreement for the reasons set forth in Section 6(b) above and only with respect to transactions involving the Funds described therein, SIBI, in lieu of SunGard Investment Products Inc., agrees, subject to the limitations on liability set forth in Section 11 above, to indemnify and hold harmless the Company and such funds and their respective directors or trustees, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act against any Losses to which an indemnitee may become subject insofar as those Losses (or actions in respect thereof) arise out of or are based upon (i) SunGard's intentional misconduct, bad faith or negligence in performing its duties and obligations under this Agreement, or (ii) any material breach by SunGard of any material provision of this Agreement, including, without limitation, any representation, warranty or covenant made in this Agreement; and shall reimburse the indemnities for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action.

                  (c) Notwithstanding anything herein to the contrary and without regard to the limitations on liability set forth in Section 11 above, SunGard Investment Products Inc. shall defined, indemnify and/or settle, at its own expense, any action brought against the Company or the Funds to the extent it is based on a claim that the Expediter System infringes in a material respect any United States patent or copyright or any trade secret or other proprietary right of any third party, provided that: (i) the Company or the Funds give written notice to SunGard within ten (10) days after any applicable infringement claim is initiated against the Company or the Funds; (ii) SunGard has sole control of the defense and of any negotiations for settlement of any such claim; (iii) the Company or the Funds provide SunGard with reasonable non-monetary assistance, information and authority necessary to perform the above; and (iv) such claim does not arise from an unauthorized or improper use of the Expediter System, or from the use of a superseded or modified release of the Expediter System, or by the use, operation or combination of the Expediter System as provided by SunGard with programs, data, equipment or materials not provided by SunGard, if such infringement would have been avoided by the proper use of the Expediter System for the purpose and in the manner specifically authorized by this Agreement, or by the use of the current or unmodified release of the Expediter System, or from the use of the Expediter System without such programs, data, equipment or other materials. If any applicable infringement claim is initiated, or in SunGard's sole opinion is likely to be initiated, then SunGard shall have the option, at its expense, to modify or replace all or the infringing part of the Expediter System so that it is no longer infringing, provided that the System functionality does not change in any material adverse respect, or procure for the Company and the Funds the right to continue using the infringing part of the Expediter System. The foregoing states the entire liability of SunGard with respect to any claim of infringement regarding the Expediter System.

                  (d)      Subject to the limitations on liability contained in
         Section 11 above, the Company agrees to indemnify and hold harmless SunGard and each of its directors, officers, employees, agents and each person, if any, who controls SunGard within the meaning of the Securities Act against any Losses to which an indemnitee may become subject insofar as those Losses (or actions in respect thereof) arise out of or are based upon (i) the Company's intentional misconduct, bad faith or negligence in performing its duties and obligations under this Agreement, or (ii) any material breach by the Company of any material provision of this Agreement, including, without limitation, any representation, warranty or covenant made in this Agreement; and shall reimburse the indemnities for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action.

                  (e) If SIBI is made a party to this Agreement for the reasons, and to the extent, set forth in Section 6(b) above, then the Company further agrees, subject to the limitations on liability contained in Section 11 above, to indemnify and hold harmless SIBI and each of its directors, officers, employees, agents and each person, if any, who controls SIBI within the meaning of the Securities Act against any Losses to which an indemnitee may become subject insofar as those Losses (or actions in respect thereof) arise out of or are based upon
         (i) the Company's intentional misconduct, bad faith or negligence in performing its duties and obligations under this Agreement, or (ii) any material breach by the Company of any material provision of this Agreement, including, without limitation, any representation, warranty or covenant made in this Agreement; and shall reimburse the indemnities for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action.

                  (f) Without regard to the limitations on liability set forth in Section 11 above, the Company agrees to indemnify and hold harmless SunGard, SIBI and their respective directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act against any Losses to which an indemnitee may become subject insofar as those Losses (or actions in respect thereof) arise out of or are based upon (i) any error in the pricing information provided by the Company, electronically or otherwise, to SunGard pursuant to the Operating Procedures, which erroneous pricing information SunGard, acting in good faith, in fact transmitted through the Expediter System precisely as received from the Company; or (ii) any misstatement or alleged misstatement of a material fact contained in a prospectus relating to any fund, the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of federal or state securities laws; and shall reimburse the indemnities for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action.

                  (g) If any third party threatens to commence or commences any action for which one party (the "Indemnifying Party") may be required to indemnify another person hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the control of the defense, the Indemnified Party may participate in the defense of such claim at its own expense. Without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party may not settle or compromise the liability of the Indemnified Party in such action or consent to or permit the entry of any judgment in respect thereof unless in connection with such settlement, compromise or consent each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.

         13.      Termination. Each party may terminate this Agreement on ninety
(90) days' prior written notice to the other parties; provided, however, that
(i) any such termination shall not affect the Company's obligation to ensure that the Accounts are maintained in each Fund in the names of each record owner as originally designated and (ii) after termination by the Company, no fee shall be due with respect to any shares of the Funds that are purchased and held by the Accounts after the date of termination, except that the Company shall be obligated to continue to pay SunGard Investment Products Inc. and, as appropriate, SIBI, the fees as set forth in the Schedules hereto as to shares of the Funds held by the Accounts as of the date of termination for so long as such shares continue to be held by the Accounts and SunGard continues to provide services to such Accounts as contemplated by this Agreement. This Agreement shall remain in effect to the extent necessary for each party to perform its obligations with respect to shares of the Funds for which a fee continues to be due subsequent to such termination. It is understood that the Company may terminate this Agreement with respect to any particular Fund only upon ninety (90) days prior written notice to SunGard. It is further understood that if a Participating Customer states in writing that SunGard may no longer perform the services contemplated by this Agreement, then this Agreement shall terminate with respect to such Participating Customer, and its related Accounts, ninety (90) days after receipt of such notice by SunGard.

         14.      Miscellaneous.

                  (a) It is understood that the parties hereto may perform similar or identical services for others, and may enter into other agreements with third parties governing similar arrangements without first obtaining the consent of the other parties hereto.

                  (b) This Agreement and the Schedules and Exhibits attached hereto contain the entire Agreement between the parties with respect to the services contemplated, and no provision may be waived, changed or amended except in a writing signed by the parties hereto.

                  (c) The duties or obligations specified herein may not be assigned by any party hereto without the prior written consent of the other parties to this Agreement.

                  (d) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

                  (e) The terms of Sections 5, 9, 11 and 12 hereof shall survive the termination of this Agreement.

                  (f) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the state of Illinois, without regard to its principles of conflicts of laws.

                  (g) All notices, consents, and other communications provided for in this Agreement to be given by one party to the other parties will be deemed validly given, if in writing and delivered personally or sent by express delivery or certified mail, return receipt requested, or confirmed facsimile transmission, to the address or facsimile numbers provided below.

                  (h) This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall be deemed one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

[COMPANY]                                   SUNGARD INVESTMENT PRODUCTS, INC.


------------------------------------        ------------------------------------
Name:  Thomas G. Plumb                      David J. Gibbons
Title: President                            President

Thompson Plumb Funds, Inc.                  11 Salt Creek Lane
1200 John Q. Hammons                        Hinsdale, IL 60521
Madison, WI 53717                           Phone: (630) 920-3100
Phone: (608) 831-1300                       Fax: (630) 920-0144
Home: (608) 831-3455

If required by Section 6(b) thereof:



SUNGARD INSTITUTIONAL BROKERAGE INC.


------------------------------------
Jeanne Victore-Crisci
President

17 State Street, 36(th) Floor
New York, NY 10004
Phone: (212) 835-2600
Fax: (212) 742-1832

                                   SCHEDULE A

         Fees payable in connection with the transmission of orders on behalf of ERISA assets

Orders for the purchase or redemption of shares may be transmitted on behalf of ERISA assets with respect to each Fund listed below in exchange for the following fees:

1. Service Fee. With respect to the average daily net asset value of all Account balances in each fund for the preceding month, the fee payable to SunGard Investment Products Inc. shall equal:

         The Administrative Fee Factor (as defined below for each Fund)
                                  multiplied by
                  the number of days in the current month / 365
                                  multiplied by
      the total average net asset value of the Account balances in the Fund for the preceding month.

         The Company shall calculate the amount of each monthly payment and shall deliver to SunGard Investment Products, Inc. a monthly statement showing the calculation of the amount payable to SunGard Investment products Inc. for the preceding month. Payment to SunGard Investment Products Inc. shall occur within thirty (30) days following the end of each month.

                                                                    DIVIDEND
                                                  ADMINISTRATIVE    SCHEDULE
FUND               TICKER      CUSIP      CLASS     FEE FACTOR     (M.Q.A.O.)*
----               ------      -----      -----   --------------   -----------
Thompson Plumb     THPGX     884891300                 0.25%        Quarterly
Growth Fund

Thompson Plumb     THPBX     884891102                 0.25%        Quarterly
Balanced Fund

*    Monthly, Quarterly, Annually, Other

2. Sub-Accounting Fee. The fee payable to SunGard Investment products Inc. shall equal ____ per month per each beneficial owner of an Account in each Fund listed in Item I above for any part of the subject month. SunGard shall calculate the amount of the aggregate monthly payment and shall deliver to the Company a monthly statement showing the calculation of the monthly amounts payable to SunGard Investment Products Inc. Payment to SunGard Investment Products Inc. shall occur within thirty (30) days following the end of each month.

OR

2. Sub-Accounting Fee. With respect to the average daily net asset value of all Account balances in each Fund for the preceding month, the fee payable to SunGard Investment Products Inc. shall equal:

                                  ------------
                                  multiplied by
                  the number of days in the current month / 365
                                  multiplied by
        the total average net asset value of Account balances in the Fund for the preceding month.

         The company shall calculate the amount of each monthly payment and shall deliver to SunGard Investment Products Inc. a monthly statement showing the calculation of the amount payable to SunGard Investment Products Inc. for the preceding month. Payment to SunGard Investment Products Inc. shall occur within thirty (30) days following the end of each month.

                                   SCHEDULE B

         Fees payable in connection with the transmission of orders on behalf of non-ERISA assets

Orders for the purchase of redemption of shares may be transmitted on behalf of non-ERISA assets with respect to each Fund listed below in exchange for the following fees:

         With respect to the average daily net asset value of all Account balances in each Fund for the preceding month, the fee payable to SunGard Investment Products Inc. shall equal:

         The Administrative Fee Factor (as defined below for each Fund)
                                  multiplied by
                  the number of days in the current month / 365
                                  multiplied by
        the total average net asset value of Account Balances in the Fund for the preceding month.

         The Company shall calculate the amount of each monthly payment and shall deliver to Sungard Investment Products Inc. a monthly statement showing the calculation of the amount payable to SunGard Investment Products Inc. for the preceding month. Payment to SunGard Investment Products Inc. shall occur within thirty (30) days following the end of each month.


                                                                    DIVIDEND
                                                  ADMINISTRATIVE    SCHEDULE
FUND               TICKER      CUSIP      CLASS     FEE FACTOR     (M.Q.A.O.)*
----               ------      -----      -----   --------------   -----------
Thompson Plumb     THPGX     884891300                 0.25%         Quarterly
Growth Fund

Thompson Plumb     THPBX     884891102                 0.25%         Quarterly
Balanced Fund

*   Monthly, Quarterly, Annually, Other

                                    EXHIBIT 1

                Operating procedures with respect to ERISA assets

         1. The Company or its designee shall furnish to SunGard with respect to each Fund (a) net asset value information (determined in accordance with all applicable securities laws, rules and regulations) as of the close of regular trading on the New York Stock Exchange (usually 4:00 p.m. Eastern Time) or as of such other time as set forth in each Fund's prospectus ("Close of Trading") on each business day that the New York Stock Exchange is open for business ("Business Day"), (b) dividend and capital gains information as it arises, and
9c) in the case of income Funds, the daily accrual for interest rate factor (mil rate). The Company or its designee shall provide such information for each Fund to SunGard by means of computer file transmission by 7:00 p.m. Eastern Time on each Business Day.

         2. SunGard shall, on behalf of the Funds, receive from Participating Customers for processing prior to the Close of Trading on each Business Day: (1) orders for the purchase of shares of the Funds, and (2) redemption requests with respect to shares of the Funds held in the Accounts ("Instructions"). SunGard shall, upon its receipt of any such Instructions, confirm such receipt with the Participating Customers.

         3. SunGard shall communicate to the Company or its designee by 9:00 a.m. Eastern Time on each Business Day, by means of computer file transmission, a report of the trading activity for the most recent Business Day for each Account in any of the Funds. The number of shares to be purchased or redeemed shall be determined based upon the net asset value at the Close of Trading on the most recent Business Day.

         4. In the event that the Company or its designee receives the trading information described in the preceding paragraph after 9:00 a.m. Eastern Time on a Business Day, the Company shall use its best efforts to enter Account orders at the net asset value at the Close of Trading on the most recent Business Day, but if the Company is unable to do so, the transaction shall be entered at the net asset value next determined after the Company or its designee receives the trading information.

         5. (a) The Company or its designee shall send to SunGard via computer file transmission a verification of each Business Day's (1) net purchase or net redemption transactions, as the case may be, (2) income transactions generated by the Fund(s), and (3) current investment positions per Account for each affected Fund by the Close of Trading on the next Business Day.

            (b) The Company or its designee shall send to SunGard via computer file transmission a statement indicating the investment positions of each Account in each Fund as of the last Business Day of each month within two (2) Business Days thereafter.

         6. In the event there is a net purchase or a net redemption for an Account in any Fund on any Business Day, SunGard shall provide such information to the affected Participating Customers for purposes of effecting wire payments to, or receive wire payments from, the Funds, as the case may be.

         7. Subject to SunGard's compliance with these Operating Procedures, SunGard shall be considered a limited agent of the Funds for the purpose of receiving, on the Funds' behalf, orders for the purchase and redemption of Fund shares. The Business Day on which Instructions are received in proper form by SunGard from Participating Customers by the Close of Trading shall be the date as of which shares of the Funds shall be purchased and redeemed as a result of such Instructions, provided that the Company or its designee receives the trading information relating thereto in accordance with paragraph 3 of these Operating Procedures. Instructions received in proper form by SunGard from Participating Customers after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. Dividends and capital gains distributions shall be issued in additional shares of the applicable Fund at net asset value in accordance with each Fund's then current prospectus.